Exhibit 16.1

Ernst & Young LLP 99 Wood Avenue South Metropark P.O. Box 751 Iselin, NJ 08830-0471	Tel: +1 732 516 4200 Fax: +1 732 516 4429 ey.com

March 16, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated March 16, 2015, of Delcath Systems, Inc. and are in agreement with the statements contained in the second and third paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

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